EXHIBIT 10.1

AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

Amendment No. 2 (“Amendment”) dated January 23, 2006 to Employment Agreement dated as of October 21, 2002, as amended (the “Employment Agreement”) by and between NuCO2 Inc. (“the Corporation”) and Robert R. Galvin (“Galvin”).

WHEREAS, the Corporation and Galvin are parties to the Employment Agreement; and

WHEREAS, the Corporation and Galvin wish to amend the Employment Agreement to make certain modifications thereto;

NOW, THEREFORE, for Ten Dollars ($10) and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each of the parties, the Corporation and Galvin hereby agree as follows:

1.	Paragraph 1.5 of the Employment Agreement shall be amended in its entirety to read as follows:

“1.5           The term of the Executive’s employment hereunder shall continue, except as otherwise provided herein, through October 31, 2008.”

2.	Except as herein provided, the Employment Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the Corporation and Galvin have executed this Amendment to be executed this 23th day of January 2006.

NUCO2 INC.		ROBERT R. GALVIN

By:	/s/ Michael E. DeDomenico	/s/ Robert R. Galvin
Name: Michael E. DeDomenico
Title: Chief Executive Officer